UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12
LA JOLLA PHARMACEUTICAL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LA JOLLA PHARMACEUTICAL COMPANY
4550 Towne Centre Court, San Diego, California 92121

NOTICE OF THE 2018 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on September 12, 2018

To our Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of La Jolla Pharmaceutical Company (the “Company”). The Annual Meeting will be held at 4550 Towne Centre Court, San Diego, CA 92121, on September 12, 2018 at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect up to five directors to serve until the Company’s 2019 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve the Company’s 2018 Employee Stock Purchase Plan; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business are more fully described in the Definitive Proxy Statement (the “Proxy Statement”) accompanying this notice.

Only shareholders of record at the close of business on August 17, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company’s Board of Directors has carefully reviewed and considered the foregoing proposals and recommends that you vote “FOR” each director nominee and each proposal described in the Proxy Statement. It is important that your shares be represented, either in person or by proxy, at the Annual Meeting, regardless of the size of your holdings. Accordingly, the Company urges you to vote promptly by completing, signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed postage-prepaid envelope or via telephone or the Internet as instructed in the enclosed proxy card or voting instruction form. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted at the Annual Meeting.

By the Order of the Board of Directors,

/s/ George F. Tidmarsh

George Tidmarsh, M.D., Ph.D.
Chief Executive Officer

San Diego, California
August 22, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders to Be Held on September 12, 2018

The Proxy Statement and our 2017 Annual Report are available at www.proxyvote.com

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly by completing, signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed postage-prepaid envelope or via telephone or the Internet as instructed in the enclosed proxy card or voting instruction form. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, fiduciary or custodian and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from that intermediary. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum.

DEFINITIVE PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
September 12, 2018 at 9:00 a.m., local time

GENERAL INFORMATION

This Definitive Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) for use at the 2018 Annual Meeting of Shareholders, to be held on September 12, 2018, at 9:00 a.m., local time, or at any other time following adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 4550 Towne Centre Court, La Jolla, California, 92121. This Proxy Statement, the Notice of the 2018 Annual Meeting of Shareholders, the 2017 Annual Report and the related proxy are being mailed to our shareholders on or about August 22, 2018.

Only shareholders of record at the close of business on August 17, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, 26,226,201 shares of common stock, par value $0.0001 per share, were issued and outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders will not be entitled to cumulate votes in the election of directors. Shares cannot be voted at the Annual Meeting unless the holder thereof is represented, either in person or by proxy. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum.

Our Board has selected George F. Tidmarsh, M.D., Ph.D. and Dennis M. Mulroy to serve as proxies at the Annual Meeting. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the instructions indicated on the proxy card or voting instruction form.

If you sign your proxy card or voting instruction form without giving specific instructions, the Company will vote your shares “FOR” the director nominees and proposals set forth in this Proxy Statement. The proxy also confers discretionary authority to vote the shares entitled to be voted thereby on any matter that may properly come before the Annual Meeting; we currently know of no other business to be presented.

Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy and change your vote through one of the following three ways: (i) you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy (ii) you may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via telephone or the Internet; or (iii) you may vote in person at the Annual Meeting, however, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker, fiduciary or custodian to vote your shares, you must follow the directions you receive from your broker, fiduciary or custodian to revoke your proxy and change your vote. Your last vote will be the vote that is counted.

We will provide copies of this Proxy Statement and accompanying materials to brokers, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING
THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Q.	Why am I receiving these proxy materials?

A.
You are receiving these proxy materials from us because you were a shareholder at the close of business on the Record Date. As a shareholder on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the items of business described in this Proxy Statement.

Q.	How many shares must be present to conduct business?

A.
A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy, to constitute a quorum. A quorum is required to conduct business at the Annual Meeting.

Q.	What will be voted on at the Annual Meeting?

A.	The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect up to five directors to serve until the Company’s 2019 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the selection of Squar Milner LLP (“Squar Milner”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.	To approve the Company’s 2018 Employee Stock Purchase Plan.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote your shares “FOR” each director nominee and “FOR” Proposals 2 and 3.

Q.	What shares can I vote at the Annual Meeting?

A.
You may vote all shares of common stock owned by you as of the Record Date, including: (i) shares held directly in your name as the shareholder of record; and (ii) shares held for you as the beneficial owner through a broker, fiduciary or custodian.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.
Most of our shareholders hold their shares of common stock through a broker, fiduciary or custodian as beneficial owners, rather than directly in their own name as shareholders of record. As summarized below, there are some distinctions between shareholders of record and beneficial owners.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via telephone or the Internet.
Beneficial Owner. If your shares are held in a brokerage account or by a fiduciary or custodian, you are considered to be, with respect to those shares, the beneficial owner of shares held in “street name,” and these proxy materials, as well as a voting instruction form, are being forwarded to you from your broker, fiduciary or custodian. As the beneficial owner, you have the right to instruct your broker, fiduciary or custodian how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, fiduciary or custodian that holds your shares, giving you the right to vote such shares at the Annual Meeting. Your broker, fiduciary or custodian has enclosed or provided voting instructions for you to use in directing the broker, fiduciary or custodian how to vote your shares.

Q.	How can I vote my shares without attending the Annual Meeting?

A.
Whether you are a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. Shareholders of record may vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet. Beneficial owners may cause their shares to be voted by proxy using the voting instruction form provided by their broker, fiduciary or custodian and mailing it in the accompanying postage-prepaid envelope or via telephone or the Internet.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shareholders of record may vote in person at the Annual Meeting. Beneficial owners may not vote in person at the Annual Meeting unless they obtain a “legal proxy” from the broker, fiduciary or custodian that holds the shares, giving them the right to vote such shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction form, as described above, so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

Q.	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and the certification of the vote; and (iii) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card or voting instruction form, which may then be forwarded to the Company’s management.

Q.	How are votes counted?

A.
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you are a shareholder of record and sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the director nominees identified herein, “FOR” Proposals 2 and 3, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

Q.	What is a “broker non-vote”?

A.
A “broker non-vote” occurs when a beneficial owner does not give instructions to the broker, fiduciary or custodian holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner is entitled to give voting instructions to the broker, fiduciary or custodian holding the shares. If the beneficial owner does not provide voting instructions, the broker, fiduciary or custodian can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, dissolutions or other shareholder proposals, as well as the election of directors and the approval of proposals relating to equity compensation plans. Because rulings on proposals are made pursuant to rules and interpretations governing the conduct of brokerage firms, rather than rules that apply directly to the Company, we have not made any determinations or predictions on how such rulings will be made. However, we have indicated below with respect to each proposal what the effect of a broker non-vote would be if a broker non-vote is returned with respect to that proposal. Broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Q. How are abstentions counted?

A.
If you return a proxy card or voting instruction form that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining the presence of a quorum, but they will not be voted on any matter at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because director nominees are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on the outcome of the vote.
With regard to Proposals 2 and 3, these matters require the approval of a majority of the votes cast on the matter affirmatively or negatively. Because abstentions are neither an affirmative nor a negative vote, they will be disregarded. Approval of Proposals 2 and 3 also requires the affirmative vote of a majority of the shares necessary to constitute a quorum. As a result, a large number of abstentions could prevent the approval of these proposals.

Q.	What should I do if I receive more than one proxy?

A.
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares with more than one broker, fiduciary or custodian, you may receive a separate voting instruction form from each intermediary. In addition, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

Q.	Who is soliciting my vote, and who is paying the costs?

A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q.	Whom should I contact if I have questions?

A.	If you have any additional questions about the Annual Meeting or the proposals presented in this Proxy Statement, you should contact:
Dennis M. Mulroy
Chief Financial Officer
La Jolla Pharmaceutical Company
4550 Towne Centre Court
San Diego, CA 92121
(858) 207-4264

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors

We currently have five members of our Board of Directors (the “Board”): George F. Tidmarsh, M.D., Ph.D., Kevin C. Tang, Laura L. Douglass, Craig A. Johnson and Robert H. Rosen. All five of the incumbent directors have been nominated for reelection at the Annual Meeting. Director nominees elected at the Annual Meeting will hold office until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal or other cause in accordance with our Articles of Incorporation. All of the director nominees have indicated their willingness to serve, if elected.

Unless authority to vote for any of the director nominees is withheld in a proxy, shares represented by proxies will be voted “FOR” all director nominees. In the event that any director nominee becomes unavailable for reelection as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Alternatively, the Board may elect to reduce the size of the Board within the range authorized under the Articles of Incorporation.

The biographies of the director nominees and their ages as of July 1, 2018 are set forth below.

Director Nominees

The people listed below are nominated for election to the Board, to serve a one-year term until his or her successor is elected and qualified following the 2019 Annual Meeting of Shareholders. Our Board recommends that you vote “FOR” the following director nominees:

Name	Age	Position
George F. Tidmarsh, M.D., Ph.D.	58	President, Chief Executive Officer, Secretary and Director
Kevin C. Tang	51	Director, Chairman of the Board
Laura L. Douglass	54	Director
Craig A. Johnson	56	Director
Robert H. Rosen	62	Director

The biographies of the members of our Board appear below.

George F. Tidmarsh, M.D., Ph.D. has served as President, Chief Executive Officer, Secretary and a director of the Company since 2012. Dr. Tidmarsh has more than 25 years of experience creating, building and leading biotechnology and pharmaceutical companies and developing innovative pharmaceutical products. Prior to joining the Company, Dr. Tidmarsh was the Chief Executive Officer of Solana Therapeutics, Inc. from 2011 to 2012. In 2006, he founded Metronome Therapeutics, Inc., where he served as its Chief Executive Officer until its acquisition by Spectrum Pharmaceuticals, Inc. in 2010. In 2005, Dr. Tidmarsh founded Horizon Pharma, Inc., where he served as its President and Chief Executive Officer until 2008 and as a director and consultant until 2011. In 2001, he founded Threshold Pharmaceuticals, Inc., where he served as its President until 2005. Earlier in his career, Dr. Tidmarsh led the development of Doxil® (doxorubicin hydrochloride liposomal injection) while serving as Director of Oncology at Liposome Technology, Inc. Doxil has become a standard-of-care treatment for patients suffering from ovarian cancer. Dr. Tidmarsh has also served as a director of Odonate Therapeutics, Inc. since 2016 and serves as a director of the Citizens Oncology Foundation, a non-profit organization. Dr. Tidmarsh received his M.D. and Ph.D. from Stanford University, where he completed fellowship training in Pediatric Oncology and Neonatology and remains a member of the Adjunct Faculty in Pediatrics and Neonatology. The Board has concluded that Dr. Tidmarsh should serve on our Board based on his extensive experience creating, building and leading biotechnology companies.

Kevin C. Tang has served as a director and as Chairman of the Board of the Company since 2014. Mr. Tang has more than 20 years of experience evaluating, creating and building biotechnology companies that are focused on developing treatments for life-threatening and debilitating diseases and conditions. Since 2013, Mr. Tang has served as the Chairman and Chief Executive Officer of Odonate Therapeutics, Inc., a pharmaceutical company dedicated to the development of best-in-class therapeutics that improve and extend the lives of patients with cancer. Mr. Tang is also the President of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. Since 2009, Mr. Tang has served as a director of Heron Therapeutics, Inc. and, since 2012, has served as Chairman. From 2009 through its acquisition by Endo

Pharmaceuticals, Inc. in 2010, he served as a director of Penwest Pharmaceuticals Co. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc. and served as a director from inception through its acquisition by AstraZeneca PLC in 2012. From 2001 to 2008, he was a director of Trimeris, Inc. From 1993 to 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang received a B.S. degree from Duke University. The Board has concluded that Mr. Tang should serve as a director based on his experience forming and building biotechnology companies, serving as a director of numerous biotechnology companies and serving as a manager of funds specializing in the area of life sciences.

Laura L. Douglass has served as a director of the Company since 2013. Ms. Douglass has over 25 years of management experience of increasing responsibility in the biopharmaceutical industry across multiple disciplines, including clinical research and operations. Ms. Douglass is currently the President and Chief Executive Officer of Next Generation Clinical Research Consulting, Inc., a contract research organization servicing the pharmaceutical industry that she founded in 1999. Additionally, Ms. Douglass serves as the President and Chief Executive Officer for Eufaeria Biosciences, Inc. Ms. Douglass is also a founder and director of SB Bancorp, Inc. and Settlers Bank, Inc. Ms. Douglass received a nursing degree from The University of the State of New York-Albany. The Board has concluded that Ms. Douglass should serve on our Board based on her substantial operating experience and expertise in clinical trial management.

Craig A. Johnson has served as a director of the Company since 2013. Mr. Johnson has more than 25 years of experience serving in senior financial management roles and governing corporations, primarily in the biotechnology industry. Mr. Johnson has served as a director of Odonate Therapeutics, Inc. since July 2017, of Heron Therapeutics, Inc. since 2014, of Mirati Therapeutics, Inc. since 2013 and of GenomeDx Biosciences, Inc. since 2015. Mr. Johnson also served as a director of Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012 and as a director of Adamis Pharmaceuticals Corporation from 2011 to 2014. From 2011 to 2012, he served as Chief Financial Officer of PURE Bioscience, Inc., and, from 2010 to 2011, Mr. Johnson served as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc. From 2004 through its acquisition by Raptor Pharmaceuticals Corp. in 2009, he served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. and, from 2009 to 2010, as Vice President of a wholly-owned subsidiary of Raptor Pharmaceuticals Corp. From 1994 to 2004, Mr. Johnson held various positions at MitoKor, Inc., most recently serving as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson received a B.B.A. degree in accounting from the University of Michigan-Dearborn. The Board has concluded that Mr. Johnson should serve as a director based on his experience serving as a director of biotechnology companies and his expertise in financial management.

Robert H. Rosen has served as a director of the Company since 2014. Mr. Rosen has served as a director of Odonate Therapeutics, Inc. since July 2017. Mr. Rosen has more than 25 years of experience serving in leadership positions in biotechnology and pharmaceutical companies and commercializing pharmaceutical products. Since 2013, Mr. Rosen has served as President and as a director of Heron Therapeutics, Inc., and, from 2012 to 2013, served as Senior Vice President and Chief Commercial Officer of Heron Therapeutics, Inc. From 2014 to 2015, Mr. Rosen served as a director of Conkwest, Inc. (now NantKwest, Inc.). In 2012, he served as Managing Partner of Scotia Nordic LLC, a life sciences advisory firm. From 2011 to 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation. From 2005 to 2011, he served as Global Head of Oncology at Bayer HealthCare Pharmaceuticals. From 2002 to 2005, Mr. Rosen was Vice President of the Oncology Business Unit at Sanofi-Synthèlabo Inc. Mr. Rosen received a B.S. degree in pharmacy from Northeastern University. The Board has concluded that Mr. Rosen should serve as a director based on his leadership experience in the biotechnology and pharmaceutical industries and expertise in commercializing pharmaceutical products.

Vote Required

The five director nominees who receive the greatest number of affirmative votes of the shares cast, either in person or by proxy, will be elected as directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the director nominees identified above.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Squar Milner LLP (“Squar Milner”) to serve as our independent registered public accounting firm for the year ending December 31, 2018. Squar Milner has served as our independent registered public accounting firm since January 2013 when they commenced auditing our financial statements for the year ended December 31, 2012.

The selection of our independent registered public accounting firm is not required to be submitted for shareholder approval. Nonetheless, the Board is seeking ratification of its selection of Squar Milner as a matter of good corporate governance. If the shareholders do not ratify this selection, the Board will reconsider its selection of Squar Milner and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

Representatives of Squar Milner are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions from shareholders.

Independent Registered Public Accounting Firm and Fees

The following table presents the fees for services provided by Squar Milner during the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees	$145,471	$141,068
Audit-related Fees	35,776	10,260
Tax Fees	—	13,083
Total	$181,247	$164,411

Audit Fees. Audit fees consist of fees for professional services rendered by Squar Milner for: (1) the annual audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K; and (2) the reviews of our unaudited condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

Audit-related Fees.  Audit-related fees consist of fees for professional services rendered by Squar Milner in connection with their consents on our Registration Statements on Forms S-3 and S-8.

Tax Fees.  Tax fees consist of fees for professional services rendered by Squar Milner for assistance related to tax compliance and reporting.

Pre-approval Policy.  Our Audit Committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm for 2017 and 2016 were pre-approved by the Audit Committee.

Vote Required

The approval of a majority of the votes cast affirmatively or negatively is required to approve this proposal. Further, approval of this proposal requires the affirmative vote of a majority of the shares necessary to constitute a quorum for the Annual Meeting. As a result, broker non-votes and abstentions will be disregarded in determining whether the affirmative votes cast represent a majority of the total number of votes cast on this proposal. However, a large number of broker non-votes or abstentions could prevent approval of this proposal under the majority-of-the-quorum requirement.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Squar Milner LLP as the Company’s independent registered public accounting firm.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2018 EMPLOYEE STOCK PURCHASE PLAN

On July 26, 2018, the Board of Directors adopted and approved the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”), subject to receipt of shareholder approval. The Board is now submitting the ESPP to shareholders for their adoption and approval at the Annual Meeting.

The purpose of the ESPP is to provide a means for eligible employees to accumulate shares of the Company’s common stock over time through regular payroll deductions.

The Compensation Committee of the Board will administer the ESPP and will be responsible for interpreting its provisions. It is the intention of the Company that the ESPP (excluding any sub-plans thereof, except as expressly provided in the terms of such sub-plan) will qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code, and the ESPP will be administered accordingly.

Subject to adjustment as set forth in the ESPP, the aggregate number of shares of common stock which may be issued pursuant to the ESPP will initially be 750,000. The maximum number of shares of common stock that may be issued to any employee in a given Offering Period (as defined below) will be 5,000 shares of common stock (subject to further limits on the total amount of compensation that can be contributed to the ESPP in a given Offering Period, as described below). The Compensation Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods.

The potential dilution from the adoption and approval of the ESPP is 2.86%, based on the total shares of common stock outstanding as of July 1, 2018.

Summary of ESPP

The following is a description of the material features of the ESPP. The complete text of the ESPP is attached hereto as Appendix A to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix A.

Eligibility. Employees of the Company and certain subsidiaries (other than shareholders who own or have the right to acquire 5% or more of the shares of common stock and, if so determined by the Compensation Committee, individuals deemed “highly compensated employees” under the Internal Revenue Code) are eligible to participate under a specific offering period (“Offering Period”) under the ESPP if they begin working prior to the applicable enrollment period of such Offering Period. The Compensation Committee may determine the length of each Offering Period. In the absence of such a determination, the Offering Period will be six months, and there will be no overlapping Offering Periods. No employee will be eligible to participate in the ESPP if such person’s customary employment is for less than 20 hours per week or for less than five months per year. The Compensation Committee may establish additional administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an enrollment period and/or that customary employment exceed a specified number of hours or period during a calendar year to be eligible to participate with respect to the associated Offering Period. Employees participate in the ESPP by electing payroll deductions that accumulate to purchase shares at a discount. Non-employee directors are not eligible to participate in the ESPP. As of July 1, 2018, approximately 4 executive officers and 324 other employees of the Company and its subsidiaries were eligible to participate in the ESPP.

Payroll Deductions. An employee will become a participant by completing and submitting, on or before the date prescribed by the Compensation Committee with respect to a given Offering Period, a completed payroll deduction authorization and plan enrollment form or by following an electronic or other enrollment process as prescribed by the Compensation Committee. An eligible employee may authorize payroll deductions at the rate of any whole percentage of the employee’s salary, commissions, overtime, shift differentials, incentive-based cash bonuses or performance-based cash bonuses, and all or any portion of any item of compensation considered by the Company to be part of the employee’s regular base earnings (excluding items not considered by the Company to be part of the employee’s regular earnings). The rate of payroll deductions cannot be less than one percent and cannot exceed 10 percent (or such other percentages as the Compensation Committee may establish from time to time before an enrollment period for a future Offering Period) of the employee’s eligible compensation on each payday during the Offering Period.

Under procedures and at times established by the Compensation Committee, a participant may withdraw from the ESPP during an Offering Period by completing and filing a new payroll deduction authorization and plan enrollment form with the Company or by following electronic or other procedures prescribed by the Compensation Committee. If a participant withdraws from the ESPP during an Offering Period, his or her accumulated payroll deductions will be refunded without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares of common stock will be made during the Offering Period.

A participant may not increase his or her rate of payroll deductions during a given Offering Period. A Participant may, however, decrease his or her rate of payroll deductions during a given Offering Period during such times specified by the Compensation Committee by filing a new payroll deduction authorization and plan enrollment form or by following electronic or other procedures prescribed by the Compensation Committee. To the extent necessary to comply with Section 423 of the Internal Revenue Code for a given calendar year, the Compensation Committee may reduce a participant’s payroll deductions rate to zero percent at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions will re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant.

Purchase Price and Amount of Stock Purchased. On the commencement date relating to each Offering Period, each eligible employee will be granted an option to purchase a number of whole shares of common stock (as may be adjusted under the ESPP) established by the Compensation Committee, which may be purchased with the payroll deductions accumulated on behalf of such employee during the preceding Offering Period at the purchase price described below. However, no employee participating in the ESPP will be granted an option to purchase shares of common stock under the ESPP if such option would permit his or her rights to purchase shares of common stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 of the fair market value of such shares of common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

The purchase price under each option will be, with respect to an Offering Period, the lower of: (i) a percentage (not less than 85%) (the “Designated Percentage”) of the fair market value of a share of common stock on the Commencement Date for a given Offering Period (the “Offering Price”); or (ii) the Designated Percentage of the fair market value of a share of common stock on the last trading day of the Offering Period on which the share of common stock is purchased. For a given Offering Period, the Designated Percentage will be established no later than the beginning of the enrollment period for such Offering Period. The Compensation Committee may change the Designated Percentage with respect to any future Offering Period, but not to below 85%, and the Compensation Committee may determine with respect to any prospective Offering Period that the purchase price will be the Designated Percentage of the fair market value of a share of common stock solely on the last trading day of the Offering Period on which the share of common stock is purchased. If the Compensation Committee does not establish the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be 85%. It is the current intention of the Compensation Committee to have purchases occur on each regular payroll date, with the Designated Percentage to be equal to 85% of the fair market value of a share of common stock on such purchase date.

Lock-up on ESPP Shares. If the Compensation Committee does not establish different rules, all shares of common stock purchased under the ESPP may not be sold prior to the earliest of: (i) the first anniversary of the applicable purchase date; (ii) the date on which the participating employee terminates service with the Company (or a participating subsidiary); or (iii) the consummation of a change in control of the Company. The purpose of this lock-up provision is to encourage participating employees to hold the shares acquired under the ESPP for long-term appreciation, rather than to simply sell the shares and use the purchase discount as an additional form of short-term compensation.

Transferability. Neither payroll deductions credited to a participant’s bookkeeping account nor any rights to exercise an option or to receive shares of common stock under the ESPP may be voluntarily or involuntarily assigned, transferred, pledged or otherwise disposed of in any way, and any attempted assignment, transfer, pledge or other disposition will be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the ESPP, other than as permitted by the Internal Revenue Code, such act will be treated as an election by the participant to discontinue participation in the ESPP.

ESPP Amendment and Termination. The Board or the Compensation Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the ESPP, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment will increase the number of shares of common stock subject to the ESPP, other than an adjustment in connection with a recapitalization, or make other changes for which shareholder approval is required under applicable law. On a termination or suspension of the ESPP, the Board may in its discretion: (i) return without interest, the payroll deductions credited to participants' accounts to such participants; or (ii) set an earlier purchase date with respect to an Offering Period then in progress.

New Plan Benefits

The actual number of shares of common stock that may be purchased by any individual under the ESPP is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the ESPP to both U.S. based participants and the Company. Tax laws may change, and actual tax consequences will depend on a participant's individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the ESPP. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant does not dispose of the shares within one year after the purchase date or two years after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% (or such lesser discount as the Committee may establish) of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares within one year after the purchase date or two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the fair market value of the shares on the date of disposition and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of the Company. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

Vote Required

The approval of a majority of the votes cast affirmatively or negatively is required to approve this proposal. Further, approval of this proposal requires the affirmative vote of a majority of the shares necessary to constitute a quorum for the Annual Meeting. As a result, broker non-votes and abstentions will be disregarded in determining whether the affirmative votes cast represent a majority of the total number of votes cast on this proposal. However, a large number of broker non-votes or abstentions could prevent approval of this proposal under the majority-of-the-quorum requirement.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Company’s 2018 Employee Stock Purchase Plan.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of 5 directors. Consistent with Nasdaq listing requirements, our Board makes an annual determination of the independence of our directors. This determination is made in conjunction with each annual meeting of shareholders. In connection with the 2018 Annual Meeting of Shareholders, the Board had determined that Ms. Douglass, Mr. Johnson and Mr. Rosen are “independent” within the meaning of Nasdaq Marketplace Rules 5605(b) and 5605(a)(2).

During the year ended December 31, 2017, the Board met or took action by unanimous written consent 6 times (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which he or she has been a director; and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee (the “Audit Committee”); a compensation committee (the “Compensation Committee”); and a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”). The committees operate under written charters that are available for viewing on our website at www.ljpc.com, under “Investor Relations.”

Audit Committee. It is the responsibility of the Audit Committee to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements. The specific duties of the Audit Committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation it feels appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties. The Audit Committee met or took action by unanimous written consent 4 times in 2017. The Audit Committee is comprised of three members: Craig Johnson, Laura Douglass and Robert Rosen. Craig Johnson is the Chairman of the Audit Committee and is deemed to be the Audit Committee's financial expert. Each member of the Audit Committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market and the SEC rules and regulations, as well as met the requirements for financial literacy and sophistication under the applicable listing standards.

Compensation Committee. It is the responsibility of the Compensation Committee to assist the Board in discharging the Board’s responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include: making recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the Board based on such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board regarding our overall compensation structure, policies and programs; and reviewing the Company’s compensation disclosures. Additional information regarding the processes and procedures of the Compensation Committee is provided below under the caption “Executive Compensation.” The Compensation Committee met 5 times in 2017. The Compensation Committee is comprised of two members: Craig Johnson and Laura Douglass. Craig Johnson is the Chairman of the Compensation Committee. Each member of the Compensation Committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market and the SEC rules and regulations.

Corporate Governance and Nominating Committee. It is the responsibility of the Corporate Governance and Nominating Committee to assist the Board: to identify qualified individuals to become directors of the Board; to determine the composition of the Board and its committees; and to monitor and assess the effectiveness of the Board and its committees. In addition, the Corporate Governance and Nominating Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Corporate Governance and Nominating Committee include: identifying, screening and recommending to the Board candidates for election to the Board; reviewing director candidates recommended by our shareholders; assisting in recruiting qualified director candidates to serve on the Board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the Board and our management with respect to the Board’s ability to function independently of management. The Corporate Governance and Nominating Committee met or took action by unanimous written consent one time in 2017. The Corporate Governance and Nominating

Committee is comprised of two members: Laura Douglass and Robert Rosen. Each member of the Corporate Governance and Nominating Committee meets the requirements for independence under the listing standards of the Nasdaq Capital Market.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. The Corporate Governance Guidelines are available for viewing on our website at www.ljpc.com, under “Investor Relations.”

Code of Ethics; Corporate Website

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial and accounting officer or persons performing similar functions. Our Code of Ethics is available for viewing on our website at www.ljpc.com, under “Investor Relations.” We intend to disclose future amendments to the Code of Ethics, and waivers of the Code of Ethics granted to executive officers and directors, on our website within 4 business days following the date of the amendment or waiver. Our website may also be used to communicate other material developments to our shareholders from time to time, such as press releases, corporate presentations and presentations delivered at investor conferences. Shareholders are encouraged to regularly review our website for any such updates.

Communications with the Board of Directors

Our shareholders may communicate with our Board, or a particular director, by sending a letter addressed to the Board, or a particular director, to: c/o Secretary, La Jolla Pharmaceutical Company, 4550 Towne Centre Court, San Diego, California, 92121. All communications will be compiled by our Secretary and forwarded to the Board, or the director, accordingly.

Board Leadership Structure; Risk Management

The role of our Chairman of the Board is separate from our Chief Executive Officer. The Board has determined that its structure is appropriate at this time given the Company’s specific characteristics and circumstances, including the Board’s commitment to independent Board and Committee leadership, and to fulfill the Board’s duties effectively and efficiently so that our business receives the undivided attention of the Chief Executive Officer.

Our Board is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks, including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken, and highlighting any new risks that may have arisen since they last met.

The Board oversees the management of risk exposure and risk mitigation in various areas including: (i) risks relating to our employment policies and executive compensation plans and arrangements; (ii) financial risks and taking appropriate actions to help ensure quality financial reporting and appropriately conservative investment practices; and (iii) risks associated with the independence of the Board and potential conflicts of interest. The Audit Committee reviews policies with respect to risk assessment and risk management and consults with outside resources as appropriate on other matters that could have a significant impact on the Company’s consolidated financial statements. The Audit Committee also reviews policies with respect to financial risk and makes recommendations to the Board. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure, which separates the roles of our Chairman of the Board and our Chief Executive Officer.

Director Nominations

Our Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee may utilize a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, professional search firms, shareholders or other persons. Once the Corporate Governance and Nominating Committee has identified a prospective nominee, it will evaluate the prospective nominee in the context of the then-current constitution of the Board and will consider a variety of other factors, including the prospective nominee's business, industry, finance and financial reporting experience, as well as attributes that would be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to identify nominees who possess a wide range of experience, skills and areas of expertise, knowledge and business judgment. Our Corporate Governance and Nominating Committee thus considers a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin, but also includes diversity of experience and skills. We have no formal policy regarding Board diversity. Our Corporate Governance and Nominating Committee’s priority in selecting directors is the identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among directors, professional and personal experiences and expertise relevant to our growth strategy. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Corporate Governance and Nominating Committee does not evaluate shareholder nominees differently than any other nominee.

Pursuant to procedures set forth in the Company’s Bylaws, as amended and restated (the “Bylaws”), our Corporate Governance and Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely, the notice must be received within the time frame discussed in our Bylaws. To be in proper form, the notice must, among other matters, include each director nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each director nominee and information about the nominating shareholder and each director nominee. A copy of our Bylaws will be provided on written request to our Secretary.

Director Attendance at Annual Meetings

Our Board encourages our directors to attend our annual shareholder meeting each year. We held our 2017 Annual Meeting of Shareholders on September 1, 2017, and all five of the Company’s directors attended in person for such meeting.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of the quality, not merely the acceptability, of the accounting and financial reporting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed our audited consolidated financial statements with our independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of such matters as are required to be discussed under U.S. generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor its independence from us and our management, including as set forth in Auditing Standard 1301: Communications with Audit Committees (formerly known as Auditing Standard No. 16). The Audit Committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The Audit Committee discussed with our independent auditor the overall scope and plan for its audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. This report is provided by the following directors, who perform the functions of the Audit Committee:

Craig A. Johnson, Chairman of Audit Committee
Robert H. Rosen
Laura L. Douglass

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our equity securities to report their initial beneficial ownership of our equity securities, and any subsequent changes in such beneficial ownership, to the SEC. Specific due dates for these reports have been established, and we are required to disclose any known late filings during the year ended December 31, 2017. To our knowledge, based solely on our review of the copies of such reports required to be furnished to us during the year ended December 31, 2017, all of these reports were timely filed.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of July 1, 2018 are set forth below, as well as biographies for officers other than Dr. Tidmarsh, whose biography is set forth under Proposal 1.

Name	Age	Position
George F. Tidmarsh, M.D., Ph.D.	58	President, Chief Executive Officer, Secretary and Director
Lakhmir S. Chawla, M.D.	47	Chief Medical Officer
Dennis M. Mulroy	63	Chief Financial Officer
Jennifer A. Carver	64	Chief Operating Officer
James M. Rolke	49	Chief Scientific Officer

Dr. Lakhmir S. Chawla, M.D. has been the Chief Medical Officer of the Company since 2015. Dr. Chawla has more than 20 years of medical experience with particular expertise in critical care and nephrology. Dr. Chawla has been an active investigator in the field of critical care nephrology since 2002. From 2008 to 2015, Dr. Chawla was an Associate Professor of Medicine at the George Washington University, where he had dual appointments in the Department of Anesthesiology and Critical Care Medicine and in the Department of Medicine, Division of Renal Diseases and Hypertension. From 2014 to 2015, Dr. Chawla was also the Chief of the Division of Intensive Care Medicine at the Washington D.C. Veterans Affairs Medical Center. During his tenure at the George Washington University, Dr. Chawla was the designer and lead investigator of a pilot study called the ATHOS (Angiotensin II for the Treatment of High Output Shock) trial, which served as the basis for the Company’s completed ATHOS-3 clinical study. Dr. Chawla received an M.D. from the New Jersey Medical School.

Dennis M. Mulroy has been the Chief Financial Officer of the Company since 2015. Mr. Mulroy has more than 25 years of financial management experience, including leadership positions in publicly traded biotechnology, life sciences, medical service and medical device companies. From 2005 to 2015, Mr. Mulroy served as Chief Financial Officer of Taxus Cardium Pharmaceuticals Group Inc. Prior to joining Taxus Cardium, Mr. Mulroy served as Chief Financial Officer of Molecular Imaging, Inc. and SeraCare Life Sciences, Inc. and held financial management positions of increasing responsibility at several other companies. Mr. Mulroy began his career as a Certified Public Accountant with Ernst & Young LLP in San Diego. Mr. Mulroy received a B.S. degree in business administration, with an emphasis in accounting, from the University of San Diego.

Jennifer A. Carver has been the Chief Operating Officer of the Company since January 2017. Ms. Carver has more than 20 years of cross-functional leadership experience in pharmaceutical drug development and the healthcare industry. Prior to her appointment as Chief Operating Officer, Ms. Carver held a number of operational roles of increasing responsibility since joining the Company in 2014, most recently as Senior Vice President, Operations. From 2012 to 2014, Ms. Carver was Senior Director of Project Management at Spectrum Pharmaceuticals, Inc., leading the NDA and launch activities for Beleodaq®, an FDA-approved, anti-cancer agent. From 2001 to 2012, she held various roles at Allos Therapeutics, Inc., including Project Manager for Folotyn®, an FDA-approved, anti-cancer agent, and led integration activities following the acquisition of Allos by Spectrum Pharmaceuticals in 2012. Ms. Carver received a B.S.N. and M.B.A. from the University of Colorado.

James M. Rolke has been the Chief Scientific Officer of the Company since January 2017. Mr. Rolke has over 25 years of research and development experience in the biotechnology industry. Prior to his appointment as Chief Scientific Officer, Mr. Rolke held various positions of increasing responsibility since joining the Company in 2012, most recently as Vice President of Research and Development. From 2009 to 2012, Mr. Rolke was Chief Technology Officer at Pluromed, Inc. (acquired by Sanofi). From 2007 to 2009, Mr. Rolke served as Director of Operations at Prospect Therapeutics, Inc. and held research and development positions of increasing responsibility at several other companies. Mr. Rolke received a B.S. degree in chemistry from Keene State College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation earned by our 5 executive officers who served during 2017, which includes the Chief Executive Officer, Chief Medical Officer, Chief Financial Officer, Chief Operating Officer and Chief Scientific Officer (who held the title of Vice President of Research & Development during 2016), collectively referred to herein as the Company’s Named Executive Officers.

Compensation Philosophy and Objectives

Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance. Accordingly, we favor equity and discretionary awards over guaranteed cash compensation in order to drive accomplishments that enhance shareholder value and align the interests of our executive officers and our shareholders. This means that our executive officers will not realize the total potential value of their compensation package unless performance goals, which are directly tied to our corporate performance, are achieved. The Compensation Committee believes that our executive compensation program is reasonable in light of the executive compensation programs of our peer group companies and is appropriately designed to incentivize our management team to achieve our short-term and long-term corporate objectives, while effectively managing business risks and challenges.

Based on the foregoing objectives, executive compensation is based on three primary components: base salary, annual incentive bonuses and equity awards. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executive officers with short-term rewards for success in operations, and that long-term compensation in the form of equity awards aligns the objectives of our executive officers with those of our shareholders with respect to long-term performance and success. In addition, our executive officers receive benefits that are generally available to all of our employees. Our compensation-setting process includes reviewing the targeted overall compensation for each executive officer and then allocating that compensation between base salary, annual incentive bonuses and equity awards, based appropriately on industry and salary survey data for public companies of a similar market capitalization, size and stage of clinical development.

With respect to equity awards, these awards typically vest and become exercisable over a period of four years, consisting of an initial one-year cliff-vest, followed by monthly vesting. However, we have also used performance-based vesting conditions and the combination of performance-based and time-based vesting conditions for certain awards. We believe that long-term value creation, contrasted with short-term gain, presents the best opportunity for employees to profit from these awards. In circumstances where performance-based equity awards have been granted, the events that trigger vesting are generally estimated to be achieved at least one year from the grant date, although shorter performance goals may be used in some cases. The Company has not historically used claw-back provisions or imposed holding periods for vested awards, although the Compensation Committee may consider whether such mechanisms might be appropriate in the future to mitigate risk.

Risk Management and Mitigation

In reviewing the compensation structure for 2017, we also considered how the Company’s compensation policies may affect the Company’s risk profile and whether compensation policies and practices may encourage risk-taking by employees. More specifically, we considered the general design philosophy of the Company’s policies for employees whose conduct would be most affected by incentives established by compensation policies. In considering these issues, we concluded that the use of annual incentive bonuses and long-term equity awards did not appear to create undue risks for the Company or encourage excessive risk-taking behavior on the part of our employees.

Roles in Determining Compensation

Compensation Committee

The Compensation Committee has the responsibility of reviewing the appropriateness of the total compensation paid to our executive officers. The Compensation Committee oversaw and approved all compensation arrangements and actions for our key employees in 2017, including the Named Executive Officers. The Compensation Committee has delegated to the Chief Executive Officer certain administrative responsibilities under the Company’s 2013 Equity Incentive Plan, allowing the Chief Executive Officer to set base salaries and annual incentive bonus targets, as well as make equity award grants within predetermined guidelines established by the Compensation Committee and limited to non-officer employees of the Company.

Compensation Consultant

In 2017, the Compensation Committee engaged the services of Marsh & McLennan Agency, LLC (formerly known as Barney & Barney) (“MMA”), a national insurance firm that provides compensation consulting services. The directive for MMA was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design and review and analysis of competitive data with respect to the Company’s peers in the industry. The Compensation Committee has the authority to engage and terminate the services of compensation consultants. The decision to engage MMA was not made, or recommended, by the Company’s management. MMA also provides insurance brokerage services to the Company outside of its services to the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1 of the Securities Exchange Act of 1934, has determined that MMA is independent, and the insurance brokerage work and compensation consulting work performed by MMA do not present any conflicts of interest.

Say-on-Pay

On June 5, 2013 and August 23, 2016, the Company provided shareholders a “say-on-pay” advisory vote on its executive compensation under Section 14A of the Securities Exchange Act of 1934. At the Company’s 2013 and 2016 Annual Meetings of Shareholders, shareholders expressed support for the compensation of our Named Executive Officers, with a majority of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of these advisory votes. The Compensation Committee also considered many other factors in evaluating the Company's executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants and review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, the Compensation Committee did not make any changes to our executive compensation program and policies as a result of the “say-on-pay” advisory votes. The Company also provided shareholders a “say-on-frequency” advisory vote on June 5, 2013. As previously disclosed, in light of the results of such shareholder vote, the Board adopted a resolution to hold a “say-on-pay” vote once every three years. The next “say-on-pay” vote will be held at the Company’s 2019 Annual Meeting of Shareholders, at which time the Company will also submit a new “say-on-frequency” vote for consideration.

Base Salary

Base salaries for executives are based on job responsibilities, accountability and the experience of the individual. For 2017, the Compensation Committee implemented a policy of targeting base salaries for executives, including the Chief Executive Officer, at or near the 50th percentile of salaries of executives with similar roles at similar organizations, based on broad comparative data. In its assessment of executive compensation levels, MMA provided information which indicated that, using the Company’s identified peer group, executive cash compensation was slightly below the 50th percentile.
During its review of base salaries for executives and other key employees, the Compensation Committee primarily considered:

•	market data provided by MMA and publicly available industry surveys to ensure competitive compensation;

•	compensation data for public companies of a similar market capitalization, size and stage of clinical development;

•	individual performance of the executive for the prior year, including achievements and overall contribution to the Company’s growth and business success; and

•	internal review of the executive’s overall compensation relative to other executives at a similar level.
The Compensation Committee considers these factors in the aggregate, without assigning weight to any specific factor, and not every factor was considered for each executive officer.

Salary levels are typically considered annually as part of our performance review process as well as on promotion or other changes in job responsibilities. Merit increases are awarded based on the Compensation Committee’s subjective overall review of an executive’s performance of his or her job responsibilities. In addition, base salaries are reviewed annually to assure comparability with market practices. Market adjustments generally are reserved for those employees whose base salaries fall below market. In the evaluation of performance for 2017, the Compensation Committee approved an increase of 3% in the base salaries for Dr. Tidmarsh, Dr. Chawla, Mr. Mulroy, Ms. Carver and Mr. Rolke. Ms. Carver and Mr. Rolke also received an additional salary adjustment of 6% and 3%, respectively. These increases were effective commencing with the first pay period in 2018.

Annual Incentive Bonus

The annual incentive bonus for the Named Executive Officers is determined based on corporate performance and also individual achievements and performance, as warranted. The Compensation Committee, consistent with the overall corporate philosophy of keeping cash compensation for executives at or near the 50th percentile when compared to executives with similar roles at similar organizations, reviewed the target bonus potential payout for the Named Executive Officers together with other generally available market comparative data. The target bonus is set at an incentive level based on the executive’s accountability and potential impact on the Company’s performance. Accordingly, the more control and accountability that an executive has over the Company’s performance, the greater the percentage of that executive’s total compensation is dependent on an annual incentive bonus. The targeted annual incentive bonus payout for 2017 was 60% of base salary for Dr. Tidmarsh and 40% of base salary for each of Dr. Chawla, Mr. Mulroy, Ms. Carver and Mr. Rolke. Based on individual achievement and performance in 2017, Ms. Carver’s target bonus percentage was increased from 40% to 47%. In determining the annual incentive bonus opportunity for executives, the executive’s annual base salary is multiplied by his or her target bonus percentage. The resulting amount is then multiplied by the corporate performance percentage approved by the Compensation Committee, which is dependent on the achievement of corporate performance goals, and also potentially adjusted upwards or downwards for individual executives based on their individual contribution toward the corporate results during the relevant year. For 2017, the Compensation Committee determined that our Named Executive Officers achieved 125% of their corporate performance goals and individual contribution toward the corporate results. Key factors in determining the 2017 level of achievement included the early U.S. Food and Drug Administration (the “FDA”) approval of GIAPREZA, initiation of a pivotal phase 2 study of LJPC-401 for the treatment of beta thalassemia patients suffering from iron overload and the initiation of a phase 2 study for LJPC-401in patients with hereditary hemochromatosis. Annual incentive bonus payouts made to the Named Executive Officers for their performance in 2017 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.

For annual incentive bonuses for our executive officers, in any given year, a minimum overall goal achievement of greater than or equal to 50% is required for an executive officer to earn any annual incentive bonus. The target bonus can be earned if a goal achievement of 100% is obtained; for extraordinary performance in corporate goal achievement, up to 150% of the target bonus for that goal could be awarded. Accordingly, for the Named Executive Officers, there is the potential to receive up to 150% of their overall bonus target. The Compensation Committee retains broad discretion to modify our target goals at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase annual incentive bonus payouts for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Equity Awards

The executive equity award program is designed to promote high performance and achievement of corporate goals by employees on a long-term basis, encourage the growth of shareholder value and allow employees to participate in the long-term success of the Company. As of December 31, 2017, the Company had approximately 200 employees and 4 non-employee directors who were eligible to receive equity awards. Under the Company’s 2013 Equity Incentive Plan, the Board (or a committee thereof, including the Compensation Committee) may grant stock options, shares of common stock, restricted stock units, stock appreciation rights and performance awards. In granting these awards, the Board (or a committee thereof, including the Compensation Committee) may establish any conditions or restrictions it deems appropriate.

The Company has granted equity awards to our executive officers and other employees in the form of stock options. These stock options will provide compensation only to the extent that the Company’s stock price appreciates over that time. The Compensation Committee has provided executive officers with an equity stake in the business, which we believe aligns the long-term interests of the management team with our shareholders. Because a financial gain from stock options is only possible if the price of the Company’s shares of common stock has increased, the Company believes that option grants motivate our executives and other employees to deliver superior performance and focus on behaviors and initiatives that lead to long-term value creation, which benefits all of the Company’s shareholders. The Company typically grants time-based vesting stock options, but has also granted performance-based stock options to our Chief Executive Officer and certain other executives on occasion.

Stock option award levels are based on option grant guidelines approved by the Board or the Compensation Committee and vary among employees based on their level within the Company and their individual performance. Annual awards of stock options to executives are made as part of the annual review of executive performance, which typically occurs around year end. Newly hired or promoted executives receive their award of stock options on their date of hire or promotion, respectively, or at the next regularly scheduled Compensation Committee or Board meeting following their hire or promotion date. The Compensation Committee targets stock option award levels for executives, including the Chief Executive Officer, at or near the 75th percentile of long-term incentive awards of executives with similar roles at similar organizations, based on broad comparative data. The resulting amount is then multiplied by the corporate performance percentage approved by the Compensation Committee, which is dependent on the achievement of corporate performance goals, and also potentially adjusted upwards or downwards for individual executives based on their individual contribution toward the corporate results during the year and prorated for their time employed during 2017. The Compensation Committee, in line with the Company’s philosophy to encourage long-term value creation, elected to emphasize the equity portion of each executive’s overall total compensation. The grant of options by the Company is unrelated to any anticipated major announcements made by the Company and, therefore, is not influenced by any material, non-public information that may exist at the time of grant.

Following an annual review of compensation, as well as individual and corporate performance that was completed in early December 2017, Dr. Tidmarsh, Dr. Chawla, Mr. Mulroy, Ms. Carver and Mr. Rolke were each granted an option to purchase up to 183,000, 49,000, 49,000, 49,000 and 49,000 shares, respectively, of common stock at a price equal to the fair market value of the common stock on the grant date, which was December 11, 2017. Later in December, the Company received news from the FDA that their New Drug Application for GIAPREZA was approved two months ahead of its Prescription Drug User Fee Act date. Based on this new information the Compensation Committee awarded Dr. Tidmarsh, Dr. Chawla, Mr. Mulroy, Ms. Carver and Mr. Rolke each an additional option to purchase up to 25,000, 6,700, 6,700, 6,700 and 6,700 shares, respectively, of common stock at a price equal to the fair value of the shares of common stock on the grant date, which was December 27, 2017. These stock options vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of the grant date, and the remaining shares vest and become exercisable ratably on a monthly basis over the next three years, such that these options are fully vested and exercisable on the fourth anniversary of the grant date, subject to the recipient’s continued service with the Company through each such vesting date. These options were granted and governed in all respects under the Company’s 2013 Equity Incentive Plan.

Employee Benefit Program

We have not historically provided special benefits or perquisites to our Named Executive Officers and did not do so in 2017. The Named Executive Officers are eligible to participate in all of the Company’s health, welfare, paid time-off and retirement savings benefit programs on the same terms as are available to other employees. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The retirement savings plan helps employees save and prepare financially for retirement.

The Company’s retirement savings plan (the “401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, are able to contribute the lesser of 50% of their annual compensation (as defined) or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company matches employee contributions to the 401(k) Plan based on each participant’s contribution during the plan year, up to 3.5% of each participant’s annual compensation.

Employment and Separation Arrangements

From time to time, we have provided executive officers with certain termination and change in control benefits. Where implemented, the Compensation Committee or Board has approved such termination and change in control benefits in order to maintain market-competitive compensation practices and to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage of development and where the possibility exists that we may be acquired if our business efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer.

A summary of the terms of the arrangements we have with our Named Executive Officers and the potential value of payments on termination or change in control is provided below under the captions “Employment and Separation Agreements” and “Potential Payments on Termination or Change in Control.”

Competitive Market Review

In 2017, the Compensation Committee retained MMA to assist the committee in identifying a selected peer group of companies within the biotechnology/biopharmaceutical industry and with similar identified characteristics to our Company to be used to assess compensation levels for the top senior management positions. MMA was involved with the process of selecting an appropriate peer group for our Company and collecting and analyzing compensation data of the companies within our peer group. In addition, for some positions, we reviewed other broader market surveys within our industry. While we do not establish compensation levels based solely on comparative data, pay practices at other companies are an important factor that is considered in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In compiling the peer group for 2017, the factors that were identified as providing well-defined comparatives to the Company were market capitalization ($600 million to $1.5 billion), current stage of clinical development or business activity (product(s) in Phase 3 studies and/or close to potential commercialization) and number of employees (< 300). While the Compensation Committee reviewed compensation data pertaining to these companies, it determined that elements such as the Company’s diversity of clinical development activities and the level of executive experience should be significant factors in assessing compensation levels, and certain factors such as number of employees or market capitalization might allow for easy categorization, but were not necessarily the most significant factors in determining the relative need by the Company to recruit highly skilled executives. The 21 companies in the peer group identified by MMA for 2017 are listed below.

Acceleron Pharma Inc.	Akebia Therapeutics, Inc.
Cytokinetics, Incorporated	Dynavax Technologies Corporation
Enanta Pharmaceuticals, Inc.	Epizyme, Inc.
Esperion Therapeutics, Inc.	Flexion Therapeutics, Inc.
Heron Therapeutics, Inc.	Ignyta, Inc.
Insmed Incorporated	Keryx Biopharmaceuticals, Inc.
Momenta Pharmaceuticals, Inc.	Omeros Corporation
Revance Therapeutics, Inc.	Sangamo Therapeutics, Inc.
Synergy Pharmaceuticals Inc.	TG Therapeutics, Inc.
Vanda Pharmaceuticals Inc.	Xencor, Inc.
Ziopharm Oncology, Inc.

Tax Considerations

In making compensation decisions affecting our executive officers, the Board or the Compensation Committee may, among other considerations, also give consideration to our ability to deduct, under applicable federal corporate income tax laws, compensation payments made to executives.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our executives or employees, although senior members of our management team are encouraged, and expected, to have a significant direct interest in the value of our shares of common stock through the receipt of equity awards and/or open market purchases, as the case may be. We strive to design our compensation program to stress long-term ownership in Company equity as the means of best aligning the interests of our executives with those of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have ever been an employee or officer of the Company. Additionally, for the year ended December 31, 2017, none of our executive officers served as a member of the Compensation Committee of another entity where such entity’s executive officers served as a director or a member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended that the foregoing Compensation Discussion and Analysis be included in this amendment to the Annual Report on Form 10-K.

Submitted by the Compensation Committee

Craig A. Johnson, Chairman
Laura L. Douglass

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by or paid to each of the Named Executive Officers for services rendered to us for the years ended December 31, 2017, 2016 and 2015 (or such shorter period of time that the officers below served in the capacity of a Named Executive Officer).

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
George F. Tidmarsh, M.D., Ph.D.	2017	$571,000	$5,433,528	$428,000	$18,115	$6,450,643
President, Chief Executive Officer and Secretary	2016	$557,000	$3,827,488	$251,000	$18,148	$4,653,636
	2015	$525,000	$14,871,700	$223,000	$18,228	$15,637,928
Lakhmir S. Chawla, M.D.	2017	$431,000	$1,455,057	$216,000	$73,497	$2,175,554
Chief Medical Officer(4)	2016	$411,500	$1,142,585	$132,000	$40,938	$1,727,023
	2015	$190,000	$5,190,689	$119,000	$52,588	$5,552,277
Dennis M. Mulroy	2017	$359,000	$1,455,057	$180,000	$19,979	$2,014,036
Chief Financial Officer(5)	2016	$340,000	$1,142,714	$110,000	$17,984	$1,610,698
	2015	$236,513	$2,172,844	$72,000	$9,376	$2,490,733
Jennifer A. Carver	2017	$370,000	$1,455,057	$216,000	$51,159	$2,092,216
Chief Operating Officer(6)	2016	$320,000	$1,142,714	$107,000	$55,381	$1,625,095
James M. Rolke	2017	$350,000	$1,455,057	$175,000	$16,613	$1,996,670
Chief Scientific Officer(7)

1.
This column represents the net aggregate grant-date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, for all stock options granted. The 2017 Options Awards include options awarded in December 2017 for 2017 performance. The 2016 Options Awards include options awarded in January 2017 for 2016 performance. The 2015 Options Awards, include options awarded in February 2015 for 2014 performance, options awarded in December 2015 for 2015 performance, new hire options awarded in 2015 and other options awarded in 2015. The assumptions used in calculating the fair value of the stock options can be found under Note 6 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts reflect the net aggregate grant-date fair value for these stock options and do not correspond to the actual value that will be realized by the Named Executive Officer.

2.	The amounts listed represent cash awards earned for the year under the Company’s annual incentive bonus program.

3.
The amounts in the column represent the Company’s contribution to the 401(k) plan and life issuance premiums paid by the Company for the Named Executive Officers. In 2017, Dr. Chawla received a housing allowance in the amount of $60,000, and Ms. Carver received $31,123 for travel and housing expenses. In 2016, Dr. Chawla received a housing allowance in the amount of $25,000 and Ms. Carver received $44,794 for travel and housing expenses. In 2015, Dr. Chawla received relocation expenses covered by the Company in the amount of $47,500.

4.	Dr. Chawla joined the Company in July 2015 with an initial annual salary of $380,000.

5.	Mr. Mulroy joined the Company in April 2015 with an initial annual salary of $320,000.

6.	Ms. Carver became a Named Executive Officer of the Company in January 2016 with an initial annual salary of $300,000.

7.	Mr. Rolke became a Named Executive Officer of the Company in January 2017 with an initial annual salary of $350,000.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer (the “CEO Pay Ratio”). Annual total compensation consists of base salary, incentive bonuses, grant-date fair value of equity awards and all other compensation earned. For the year ended December 31, 2017:

•	the annual total compensation of the median employee was $382,505; and

•	the annual total compensation of George F. Tidmarsh, M.D., Ph.D, our Chief Executive Officer, was $6,450,643.

The CEO Pay Ratio was 17:1. In accordance with Item 402(u) of Regulation S-K, we identified the median employee by listing all employees as of December 31, 2017. Employees on leave-of-absence were excluded from the list, and salaries and bonuses were annualized for those employees that were not employed for the full year of 2017. The median amount was selected from the annualized list. For simplicity, the value of the Company's contribution to the 401(k) plan, life insurance premiums paid by the Company and medical benefits provided were excluded, as all employees including the Chief Executive Officer are offered the same benefits.

The aggregate grant-date fair value of stock options was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 for all stock options granted. The assumptions used in calculating the fair value of the stock options granted are disclosed in Note 6 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts reflect the net aggregate grant-date fair value for these stock options and do not correspond to the actual value that will be realized by the median employee or the Chief Executive Officer.

The CEO Pay Ratio of the companies in our peer group as disclosed for the most recent fiscal year are set forth in the table below. The average CEO Pay Ratio for our peer group listed below is 18:1.

Peer Company	Reported CEO Pay Ratio
Momenta Pharmaceuticals, Inc.	30:1
Xencor, Inc.	28:1
Dynavax Technologies Corporation	23:1
Vanda Pharmaceuticals Inc.	21:1
Insmed Incorporated	19:1
Synergy Pharmaceuticals Inc.	18:1
La Jolla Pharmaceutical Company	17:1
Cytokinetics, Incorporated	16:1
Heron Therapeutics, Inc.	13:1
Esperion Therapeutics, Inc.	12:1
Sangamo Therapeutics, Inc.	11:1
Acceleron Pharma Inc.	8:1

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards for performance during 2017.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(2)
George F. Tidmarsh, M.D., Ph.D.	12/11/2017	183,000	$28.10	$4,693,099
	12/27/2017	25,000	$32.47	$740,429
Lakhmir S. Chawla, M.D.	12/11/2017	49,000	$28.10	$1,256,622
	12/27/2017	6,700	$32.47	$198,435
Dennis M. Mulroy	12/11/2017	49,000	$28.10	$1,256,622
	12/27/2017	6,700	$32.47	$198,435
Jennifer A. Carver	12/11/2017	49,000	$28.10	$1,256,622
	12/27/2017	6,700	$32.47	$198,435
James M. Rolke	12/11/2017	49,000	$28.10	$1,256,622
	12/27/2017	6,700	$32.47	$198,435

1.
Stock options were awarded on January 4, 2017 for 2016 performance. As these stock options were previously disclosed in the Definitive Proxy Statement on Schedule 14A filed on July 31, 2017, they have been excluded from this table.

2.
This column reflects the aggregate grant-date fair value of stock options granted in 2017 and calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the fair value of the stock options can be found under Note 6 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Year-End

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
George F. Tidmarsh, M.D., Ph.D.	158,376		22,624	(2)	$10.84	4/3/2024
	206,250		93,750	(2)	$19.69	2/23/2025
	30,000	(3)	—		$35.58	8/31/2025
	144,500		144,500	(4)	$28.24	12/21/2025
	—		214,700	(4)	$19.19	1/4/2027
	—		183,000	(4)	$28.10	12/11/2027
	—		25,000	(4)	$32.47	12/27/2027
Lakhmir S. Chawla, M.D.	56,250		3,750	(5)	$17.34	2/6/2025
	35,000		25,000	(6)	$35.58	8/31/2025
	30,000	(3)	—		$35.58	8/31/2025
	29,350		29,350	(4)	$28.24	12/21/2025
	—		64,100	(4)	$19.19	1/4/2027
	—		49,000	(4)	$28.10	12/11/2027
	—		6,700	(4)	$32.47	12/27/2027
Dennis M. Mulroy	40,000		20,000	(4)	$18.23	4/6/2025
	20,750		20,750	(4)	$28.24	12/21/2025
	—		64,100	(4)	$19.19	1/4/2027
	—		49,000	(4)	$28.10	12/11/2027
	—		6,700	(4)	$32.47	12/27/2027
Jennifer A. Carver	16,875		1,125	(2)	$7.26	2/7/2024
	8,750		1,250	(2)	$7.69	5/22/2024
	9,250		2,750	(4)	$19.80	1/9/2025
	16,654		6,846	(4)	$19.69	2/23/2025
	15,000	(3)	—		$35.58	8/31/2025
	25,500		25,500	(4)	$28.24	12/21/2025
	—		64,100	(4)	$19.19	1/4/2027
	—		49,000	(4)	$28.10	12/11/2027
	—		6,700	(4)	$32.47	12/27/2027
James M. Rolke	19,076		2,724	(2)	$10.84	4/3/2024
	16,654		6,846	(4)	$19.69	2/23/2025
	17,000		17,000	(4)	$28.24	12/21/2025
	—		64,100	(4)	$19.19	1/4/2027
	—		49,000	(4)	$28.10	12/11/2027
	—		6,700	(4)	$32.47	12/27/2027

1.	All stock options expire 10 years from the grant date.

2.
The stock option vests and becomes exercisable with respect to 25% of the underlying shares on the one-year anniversary of the grant date and then vests and becomes exercisable ratably on a quarterly basis over the next three years.

3.	These awards consist of performance-based stock options.

4.
The stock option vests and becomes exercisable with respect to 25% of the underlying shares on the one-year anniversary of the grant date and then vests and becomes exercisable ratably on a monthly basis over the next three years.

5.
The stock option vests and becomes exercisable with respect to 25% of the underlying shares on the grant date and then vests and becomes exercisable ratably on a quarterly basis over the next three years.

6.	The stock option vests and becomes exercisable with respect to the underlying shares ratably on a monthly basis over four years from the grant date.

Stock Vested

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George F. Tidmarsh, M.D., Ph.D.	542,679	11,629,611
Lakhmir S. Chawla, M.D.	—	—
Dennis M. Mulroy	—	—
Jennifer A. Carver	—	—
James M. Rolke	—	—

Pension Benefits

We do not maintain any pension benefits.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain a non-qualified defined contribution or other non-qualified deferred compensation plan.

Potential Payments on Termination or Change in Control

The following table sets forth information regarding potential payments that would have been made to our Named Executive Officers on various termination or change-in-control events, assuming such events occurred as of December 31, 2017. Because none of our Named Executive Officers have employment agreements that provide for severance or benefit continuation payments on a termination without cause or a resignation for good reason or change in control, no such potential payments are reported in the table below.

Name	Without Cause or With Good Reason	Without Cause or With Good Reason Within Three Months Before or 12 Months After a Change in Control (in thousands)
George F. Tidmarsh, M.D., Ph.D.
Severance(1)	$—	$—
Benefit continuation	—	—
Accelerated vesting of stock options(2)	—	5,759
Total	$—	$5,759
Lakhmir S. Chawla, M.D.
Severance(1)	$—	$—
Benefit continuation	—	—
Accelerated vesting of stock options(2)		1,204
Total	$—	$1,204
Dennis M. Mulroy
Severance(1)	$—	$—
Benefit continuation	—	—
Accelerated vesting of stock options(2)	—	1,393
Total	$—	$1,393
Jennifer A. Carver
Severance(1)	$—	$—
Benefit continuation	—	—
Accelerated vesting of stock options(2)	—	1,311
Total	$—	$1,311
James M. Rolke
Severance(1)	$—	$—
Benefit continuation	—	—
Accelerated vesting of stock options(2)	—	1,243
Total	$—	$1,243

1.
The executive officers’ employment offer letters do not provide for severance benefits on termination, with or without a change in control. However, pursuant to the terms of the stock options, the executive officers are entitled to accelerated vesting of their equity awards in certain circumstances, as set forth in this table.

2.
Represents the value of “in-the-money,” unvested equity awards that would have accelerated if the Named Executive Officers were terminated as a result of a change in control on December 31, 2017, based on the closing price of a share of common stock of $32.18 on the last trading day of 2017, which was December 29, 2017.

Director Compensation

Retainers and Fees for 2017. Directors who are also our employees receive no extra compensation for their service on the Board. In 2017, our non-employee directors received an annual fee of $60,000, which is paid quarterly. The Chairman of the Board, Mr. Tang, has elected to waive all cash compensation for his service as a director.

Option Grants for 2017. Each of our non-employee directors is eligible to receive, on becoming a non-employee director, a one-time grant of a non-qualified stock option under the Company’s 2013 Equity Incentive Plan in an amount to be determined by the Board at an exercise price equal to the fair value of a share of common stock on the grant date. These non-employee director options have a term of 10 years and vest with respect to one-third of the underlying shares on the one-year anniversary of the grant and with respect to the remainder of the underlying shares on a quarterly basis for two years thereafter. Each non-employee director receives an additional grant annually of a non-qualified stock option in an amount to be determined by the Board. These non-employee director options have a term of 10 years and vest fully on the one-year anniversary of the grant date. The exercise price for these additional non-employee director options is the fair value of the common stock on the grant date. All outstanding non-employee director options vest in full immediately prior to any change in control. Each non-employee director is also eligible to receive additional options under the Company’s 2013 Equity Incentive Plan at the discretion of the Board. These options vest and become exercisable pursuant to the Company’s 2013 Equity Incentive Plan and the terms of the option grant.

The table below sets forth the total compensation paid to our non-employee directors for 2017.

Name	Fees Earned or Paid in Cash	Option Awards(2)	Total
Kevin C. Tang(1)	—	$217,635	$217,635
Laura L. Douglass	$60,000	$217,635	$277,635
Craig A. Johnson	$60,000	$217,635	$277,635
Robert H. Rosen	$60,000	$217,635	$277,635

1.	Mr. Tang has elected to waive all cash compensation for his service as a director.

2.
This column reflects the aggregate grant-date fair value of stock options granted in 2017 and calculated in accordance with FASB ASC Topic 718. The amounts do not include options awarded in January 2017 relating to 2016 services. On January 4, 2017, each non-employee director was awarded an option to purchase up to 10,000 shares of common stock at $19.19 per share, a price per share equal to the fair value of the common stock on the grant date. This column includes the options awarded in December 2017 relating to 2017 services. In December 2017, each non-employee director was awarded an option to purchase up to 10,000 shares of common stock at $28.10 per share, a price per share equal to the fair value of the common stock on the grant date.

Certain Relationships and Related Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees must disclose transactions involving actual or apparent conflicts of interest, such as related party transactions, to the Chairperson of the Audit Committee. Additionally, the Audit Committee is responsible for review and approval of all related party transactions in which any officer, director or shareholder has a direct or indirect interest and would be required to be disclosed under Item 404(a) of Regulation S-K, and has written policies and procedures for reviewing, approving or ratifying any transaction required to be reported under Item 404(a) of Regulation S-K. In reviewing related party transactions, the Audit Committee evaluates any transaction in which a “related person” (as defined in Item 404(a) of Regulation S-K) was, or is to be, a participant and the amount involved exceeds $120,000, and in which the related person had, or will have, a direct or indirect material interest. The Audit Committee also will consider whether the proposed terms are at least as favorable to the Company as could be obtained from unaffiliated third parties and will confirm that there is a bona fide business purpose for the transaction.

During the year ended December 31, 2017, there were no transactions between the Company and any “related person” where the amount involved exceeded $120,000, other than compensation arrangements described elsewhere in this Proxy Statement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders	5,977,302	(1)	$24.25	1,875,732
Equity compensation plans not approved by security holders	60,000		$18.23	—
Total	6,037,302		$24.19	1,875,732

1.	Outstanding options to purchase shares of common stock under the Company’s 2013 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of shares of common stock as of July 1, 2018, based on information available to us and filings with the SEC by:

•	Each of our directors;

•	Each of our Named Executive Officers;

•	All of our current directors and executive officers as a group; and

•	Each persons or group of affiliated persons known by us to be a beneficial owner of more than 5% of shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of July 1, 2018 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over his, her or its shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of common stock is based on 26,218,522 shares of common stock outstanding as of July 1, 2018. Unless otherwise noted below, the address of each person listed on the table is c/o 4550 Towne Centre Court, San Diego, California 92121.

Name and Address	Shares of Common Stock Owned(1)	Shares with Right to Acquire Within 60 Days	Total Beneficial Ownership	Percentage of Common Stock
Greater than 5% Shareholders

Perceptive Advisors LLC(2)	4,313,611	—	4,313,611	16.45%
Tang Capital Partners, LP(3)	4,138,893	—	4,138,893	15.79%
FMR LLC(4)	3,599,248	—	3,599,248	13.73%
Jennison Associates LLC(5)	2,220,482	—	2,220,482	8.47%
Consonance Capital Management LP(6)	2,079,311	—	2,079,311	7.93%
Broadfin Capital LLC(7)	1,333,239	—	1,333,239	5.09%
RTW Investments, LLC(8)	1,063,170	263,029	1,326,199	5.01%

Directors and Executive Officers
Kevin C. Tang(3)	4,138,893	48,000	4,186,893	15.94%
George F. Tidmarsh, M.D., Ph.D.	1,302,686	751,152	2,053,838	7.62%
Lakhmir S. Chawla, M.D.	2,085	198,256	200,341	*
Laura L. Douglass	500	56,500	57,000	*
Craig A. Johnson	—	67,000	67,000	*
Robert H. Rosen	—	48,000	48,000	*
Dennis M. Mulroy	500	103,040	103,540	*
Jennifer A. Carver	5,500	134,189	139,689	*
James M. Rolke	73,328	90,406	163,734	*
All Directors and Executive Officers as a group	5,523,492	1,496,543	7,020,035	25.33%

* Represents beneficial ownership of less than one percent.

1.
Shares of common stock beneficially owned are based on the Company’s review of Statement of Beneficial Ownership Filings on Schedules 13D, 13D/A, 13G and 13G/A, Form 4s filed since those schedules; and include any shares purchased as part of the common stock offering in March 2018. Shares of common stock owned can vary since the date of such filings.

2.
Based on a Quarterly Holdings Report on Form 13F filed with the SEC on May, 15, 2018 by Perceptive Advisors, LLC, which serves as the investment manager for Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman serves as the managing member of Perceptive Advisors, LLC, which reports having sole voting and dispositive power with respect to the 4,313,611 shares reported as beneficially held. The address of the forgoing entities and persons is 51 Astor Place, 10th Floor, New York, NY 10003.

3.
Based on a Schedule 13D/A filed with the SEC on March 20, 2018. The Schedule 13D/A was filed jointly by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin C. Tang. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin Tang. The shares of common stock owned and beneficially owned by Mr. Tang include shares of common stock owned by Tang Capital Partners, LP and other shares of common stock for which Mr. Tang shares voting and/or dispositive power. Mr. Tang has sole voting and dispositive power over 48,000 shares underlying stock options exercisable within 60 days of July 1, 2018. The beneficial ownership for Tang Capital Partners, LP and Mr. Tang excludes approximately 6,067,784 shares of common stock that are potentially issuable on conversion of the Company’s Series C-1[2] Convertible Preferred Stock. Mr. Tang’s beneficial ownership excludes an additional approximately 270,716 shares of common stock that are potentially issuable on conversion of shares of the Company’s Series C-1[2] Convertible Preferred Stock. The shares of Series C-1[2] Convertible Preferred Stock have a limit on the ability of the holder to convert, to the extent that the holder would beneficially own greater than 9.999% of shares of the Company’s common stock following such conversion, provided that the holder has the ability to waive, increase or decrease this limitation on conversion on providing the Company with 61 days of prior written notice. The address of the foregoing entities and person is 4747 Executive Drive, Suite 510, San Diego, CA 92121. Mr. Tang is the Chairman of the Board.

4.
Based on a Schedule 13G/A filed with the SEC on February 13, 2018. The Schedule 13G/A was filed jointly by FMR LLC, Abigail P. Johnson and Select Biotechnology Portfolio (collectively, “FMR”). FMR reports it has sole voting power with respect to 1,207,898 shares and sole dispositive power with respect to 3,321,786 shares. The address of the entities and persons is 245 Summer Street, Boston, MA 02210.

5.
Based on a Schedule 13G filed with the SEC on February 5, 2018. Jennison Associates LLC reports it has sole voting power and has no sole dispositive power with respect to 2,220,482 shares. The address of the entities and persons is 466 Lexington Avenue, New York, NY 10017. Jennison Associates LLC is a subsidiary of Prudential Financial, Inc. Prudential Financial Inc. filed a Schedule 13G/A with the SEC on January 16, 2018. The Schedule 13G/A was filed jointly by The Prudential Insurance Company of America, Jennison Associates LLC and Quantitative Management Associates LLC, beneficial owners of 185,699, 2,220,482 and 1,190 shares, respectively.

6.
Based on a Schedule 13G filed with the SEC on February 14, 2018. The Schedule 13G was filed jointly by Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC. Consonance Capital Management LP share voting and dispositive power over such shares. The address of the entities and persons is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.

7.
Based on Schedule 13G/A filed with the SEC on January 11, 2018. The Schedule 13G/A was filed jointly by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler share voting and dispositive power over such shares. The address of the forgoing entities and person is 300 Park Avenue, 25th Floor, New York, NY 10022.

8.
Based on a Schedule 13G filed with the SEC on February 14, 2018. The Schedule 13G was filed jointly by RTW Investments, LP, RTW Master Fund, Ltd. and Roderick Wong. RTW Investments, LP share voting and dispositive power over such shares. The beneficial ownership for RTW Investments, LLC includes approximately 263,029 shares of common stock that are potentially issuable on conversion of the Company’s Series C-1[2] Convertible Preferred Stock. The address of the foregoing entities and person is 250 West 55th Street, 16th Floor, Suite A, New York, NY 10019.

OTHER INFORMATION

Other Business

We know of no other business to be presented at the Annual Meeting. If any other business were to properly come before the Annual Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying proxy card or voting instruction form.

Shareholder Proposals

Shareholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2019 Annual Meeting, including director nominees, must cause their proposals to be received in writing by our Secretary at 4550 Towne Centre Court, San Diego, California, 92121 no later than March 31, 2019, provided that if the Company moves the date of the 2019 Annual Meeting of Shareholders by more than 30 days from the anniversary date of the Annual Meeting, then the deadline for submission of proposals will be a “reasonable time” before the Company begins to print and send its proxy materials for the 2019 Annual Meeting of Shareholders (as defined in Rule 14a-8 under the Securities Exchange Act of 1934). Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws, as discussed above, and the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement any shareholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

Further, our Bylaws require that a shareholder give our Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of shareholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of shareholders is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

Any notice to our Secretary regarding a shareholder proposal must include, as to each matter the shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting ; (ii) the name and address, as they appear on our books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of our stock that are beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such matter on the date of such shareholder notice; and (iv) any material interest of the shareholder in such business.

Any notice to our Secretary regarding a nomination for the election of a director must include: (i) the name and address of the shareholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) the class and number of shares of our stock that are beneficially owned by the shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between the shareholder and each director nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each director nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the director nominee been nominated, or intended to be nominated, by the Board; and (vi) the consent of each director nominee to serve as a director if so elected.

Incorporation by Reference

The Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Householding

The Company may satisfy SEC rules regarding delivery of proxy materials, including the Proxy Statement, Annual Report, and Notice to Shareholders, by delivering a single Notice to Shareholders and, if applicable, a single set of proxy materials to an address shared by two or more Company shareholders. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its shareholders, as it reduces the volume of duplicate information received at a shareholder’s house and helps reduce the Company’s expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

Shareholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this Proxy Statement to any shareholder on written request to La Jolla Pharmaceutical Company, 4550 Towne Centre Court, San Diego, California 92121, Attn: George Tidmarsh, or on oral request by calling (858) 207-4264.

Similarly, shareholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

Availability of Additional Information

Along with this Proxy Statement, we have provided each shareholder entitled to vote a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including all amendments thereto. We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including all amendments thereto, upon the written or oral request of any shareholder or beneficial owner of our common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 4550 Towne Centre Court, San Diego, California 92121. Telephonic requests should be directed to (858) 207-4264.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at www.ljpc.com. Information on our website is not incorporated by reference into, or made a part of, this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George F. Tidmarsh
George F. Tidmarsh, M.D., Ph.D. President, Chief Executive Officer and Secretary

August 22, 2018
San Diego, California

Appendix A

2018 Employee Stock Purchase Plan

LA JOLLA PHARMACEUTICAL COMPANY
2018 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.

The purpose of the 2018 Employee Stock Purchase Plan, including any sub-plans or appendices hereto (the “Plan”), is to provide an opportunity for Employees of La Jolla Pharmaceutical Company, a California corporation (the “Company”) and its Participating Subsidiaries to purchase Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Offering Periods or Purchase Price.

2.    Definitions.

(a)“Applicable Law” means the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)“Board” means the Board of Directors of the Company.

(c)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(d)“Commencement Date” means, with respect to a given Offering Period, the first Trading Day during such Offering Period.

(e)“Committee” means the Compensation Committee of the Board (or any successor committee) or the officer, officers or committee as designated by the Board to administer the Plan in accordance with Section 15.

(f)“Common Stock” means the common stock of the Company, par value $0.0001 per share, or any securities into which such Common Stock may be converted.

(g)“Compensation” means the total compensation paid by the Company to an Employee with respect to an Offering Period, including salary, commissions, overtime, shift differentials, performance-based cash bonuses and all or any portion of any item of compensation considered by the Company to be part of the Employee's regular earnings, but excluding items not considered by the Company to be part of the Employee's regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by the Company or a Participating Subsidiary and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)“Effective Date” means July [_], 2018, the date on which the Plan was adopted by the Board.
(i)“Employee” means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Company or a Participating Subsidiary on the Company’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of the Company or a Participating Subsidiary shall be included within the definition of “Employee” if such person's customary employment is for less than 20 hours per week or for less than 5 months per year. Individuals classified as independent contractors, consultants or advisers are not considered “Employees.”

(j)“Enrollment Period” means, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)“Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(m)“Offering Period” means a period of no more than 27 months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. Once established, the duration and timing of Offering Periods may be changed or modified by the Committee as permitted by the Plan. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be 6 months and there shall be no overlapping Offering Periods.

(n)“Offering Price” means the Fair Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

(o)“Participant” means a participant in the Plan as described in Section 5 of the Plan.

(p)“Participating Subsidiary” means a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(q)“Purchase Date” means the last Trading Day of each Offering Period.

(r)“Purchase Price” shall have the meaning set out in Section 8(b).

(s)“Securities Act” means the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(t)“Shareholder” means a record holder of shares entitled to vote such shares of Common Stock under the Company's bylaws.

(u)“Subsidiary” means any business entity (including a limited liability company, corporation or a partnership) in which the Company owns (either directly or indirectly through one or more other Subsidiaries) 50% or more of the total combined voting power of all classes of outstanding equity interests.

(v)“Trading Day” means a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

3.    Eligibility.

(a)    Any Employee of the Company or any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an Enrollment Period and/or that customary employment exceed a specified number of hours or period during a calendar year to be eligible to participate with respect to the associated Offering Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). If the Committee does not establish different rules with respect to an Offering Period, the minimum period of employment that must be completed prior to the beginning of an Enrollment Period shall be 5 working days.

(b)    No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company or its Subsidiaries, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan.

4.    Offering Periods.

The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter. If the Committee does not establish different rules with respect to an Offering Period, then the duration of an Offering Period shall be 6 months and there shall be no overlapping Offering Periods.

5.    Participation.

(a)    An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Company or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than 1% and not to exceed 10% of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Company shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

(b)    Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(c)    Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(d)    A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to 0% at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period, which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

6.    Termination of Employment.

In the event any Participant terminates employment with the Company and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. If the Committee does not establish different rules with respect to an Offering Period, then if a Participant’s termination of employment occurs on or after the 5th working day preceding the Purchase Date of an Offering Period, then his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and the Company, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

7.    Stock.

Subject to adjustment as set forth in Section 11, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall initially be 750,000 shares (the “Share Reserve”). Notwithstanding the foregoing, subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock that may be issued to any Employee in a given Offering Period shall be 5,000 shares of Common Stock. The Committee may change this limitation at any time on a prospective basis to apply to future Offering Periods. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

8.    Offering.

(a)    On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase a number of whole shares of Common Stock (as adjusted as set forth in Section 11) established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds U.S. $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period and (ii) the termination of the Offering Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)    The Purchase Price under each option shall be with respect to an Offering Period the lower of (i) a percentage (not less than 85%) (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. For a given Offering Period, the Designated Percentage shall be established no later than the beginning of the Enrollment Period for such Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below 85%, and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Fair Market Value of a share of the Common Stock solely on the Purchase Date. If the Committee does not establish the Designated Percentage prior to the beginning of the Enrollment Period for a given Offering Period, the Designated Percentage for such Offering Period shall be 85%.

9.    Purchase of Stock.

Unless a Participant withdraws from the Plan as provided in Section 5(c), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b) in accordance with the terms of the Plan, including Section 7. Notwithstanding the foregoing, the Company or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which the Company or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

10.    Payment and Delivery.

As soon as practicable after the exercise of an option, the Company shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Committee does not establish different rules with respect to an Offering Period, all shares of Common Stock purchased on each Purchase Date may not be sold prior to the earliest of: (i) the first anniversary of the applicable Purchase Date; (ii) the date on which a Participant terminates service with the Company or a Participating Subsidiary, or (iii) the consummation of a Covered Transaction (as defined in the 2013 Equity Incentive Plan). The Company or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Company to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. If the Committee does not establish different rules with respect to an Offering Period, then all amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

11.    Recapitalization.

Subject to any required action by the Shareholders of the Company, if there is any change in the outstanding shares of Common Stock or other securities of the Company because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by the Company, provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12.    Merger, Liquidation and Other Corporate Transactions.

(a)    In the event of a proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

13.    Transferability.

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

14.    Amendment or Termination of the Plan.

(a)    The Plan shall continue from the Effective Date until the time that the Plan is terminated in accordance with Section 14(b).

(b)    The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Shareholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress.

15.    Administration.

(a)    The Board has appointed the Committee to administer the Plan, who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee and/or to an officer or officers or employees of the Company the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.

(b)    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

16.    Committee Rules for Foreign Jurisdictions.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Shareholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

17.    Securities Laws Requirements.

(a)    No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than 12 months and the Purchase Date shall in no event be more than 27 months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.    Government Regulations.

This Plan and the Company's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale or delivery of stock hereunder.

19.    No Enlargement of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Company or any Participating Subsidiary or to interfere with the right of the Company or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.    Governing Law.

This Plan shall be governed by applicable laws of the State of California and applicable federal law.

21.    Effective Date.

This Plan shall be effective on the Effective Date, subject to approval of the Shareholders of the Company within 12 months before or after its date of adoption by the Board.

22.    Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

23.    Designation of Beneficiary for Owned Shares.

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Company or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Company or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine. The provisions of this Section 23 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

24.    Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.    Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Committee at the location, or by the person, designated by the Company for the receipt thereof.

LA JOLLA PHARMACEUTICAL COMPANY
ATTN: GEORGE F. TIDMARSH
4550 TOWNE CENTRE COURT
SAN DIEGO, CA 92121

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01 George F Tidmarsh, M.D. 02 Kevin C. Tang 03 Laura L. Douglass 04 Craig A. Johnson 05 Robert H. Rosen

The Board of Directors recommends you vote FOR proposals 2. and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000387618_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com .

LA JOLLA PHARMACEUTICAL COMPANY
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George F. Tidmarsh and Dennis M. Mulroy to serve as proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of common stock of La Jolla Pharmaceutical Company (the "*Company*") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on Septemner 12, 2018 or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 and 3 AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY SIGNED AND RETURNED PROXY CARD FOR NOMINEES LISTED ON THE REVERSE AND FOR WHOM INSTRUCTIONS HAVE BEEN GIVEN TO WITHHOLD AUTHORITY IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND OR OTHERWISE IN THE PROXIES DISCRETION.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000387618_2 R1.0.1.17